Exhibit 10.34
EXECUTION VERSION

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of April 26, 2019 (this “Amendment”), is entered into by and among EQUINIX, INC., a Delaware corporation (“Equinix” or the “Borrower”), each “Lender” (as such term is defined in the Credit Agreement referred to below) party hereto, and BANK OF AMERICA, N.A., as Administrative Agent. Capitalized terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.
WHEREAS, the Borrower, the Lenders, the Administrative Agent, and certain other parties thereto, are parties to that certain Credit Agreement, dated as of December 12, 2017 (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders agreed, among other things, to make Loans, all upon the terms and subject to the conditions set forth therein; and
WHEREAS, the Borrower has requested certain amendments to the Credit Agreement, and the Lenders are willing to amend the Credit Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
§ 1.    Amendments to the Credit Agreement. Subject to Section 2 below, and in reliance on the representations and warranties of the Borrower set forth herein, pursuant to Section 10.01 of the Credit Agreement:
1.01    Section 1.01 to the Credit Agreement is hereby amended by deleting the definition of “Capital Lease” in its entirety.
1.02    Section 1.01 to the Credit Agreement is hereby further amended by adding the following definitions in their proper alphabetical order:
“Finance Lease” means any lease classified as a “finance lease” under GAAP, but excluding, for the avoidance of doubt, any Operating Lease.
“Operating Lease” means any lease classified as an “operating lease” under GAAP.
1.03    Section 1.01 of the Credit Agreement is hereby further amended by amending the definition of “Attributable Indebtedness” by replacing each reference to the defined term “Capital Lease” therein with the defined term “Finance Lease.”
1.04    Section 1.01 of the Credit Agreement is hereby further amended by amending the definition of “Consolidated Fixed Charges” by replacing the text “Capital Lease obligations and build-to-suit lease obligations” therein with the text “Finance Lease obligations.”
1.05    Section 1.01 of the Credit Agreement is hereby further amended by amending the definition of “Consolidated Funded Indebtedness” by (i) replacing the defined term “Capital Leases” in clause (c) thereof with the defined term “Finance Leases,” (ii) deleting clause (d) thereof in its entirety and (iii) amending and restating, and relabelling, clauses (e) and (f) thereof in their entirety as follows:
(d)     all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (c) above of Persons other than Equinix or any Subsidiary thereof, and (e) all Indebtedness of the types referred to in clauses (a) through (d) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which Equinix or a Subsidiary thereof is a general partner or joint venturer, except to the extent such Indebtedness is expressly made non-recourse to Equinix or such Subsidiary.
1.06    Section 1.01 of the Credit Agreement is hereby further amended by amending the definition of “Consolidated Lease Adjusted Secured Indebtedness” by (i) replacing the defined term “Capital Leases” in clause (b) thereof with the defined term “Finance Leases”, (ii) deleting clause (c) thereof in its entirety and (iii) relabelling clause (d) thereof as clause (c).
1.07    Section 1.01 of the Credit Agreement is hereby further amended by amending and restating clause (f) of the definition of “Indebtedness” in its entirety as follows:
(f)    obligations under Finance Leases and Synthetic Lease Obligations;
1.08    Section 1.01 of the Credit Agreement is hereby further amended by amending and restating the last paragraph in the definition of “Indebtedness” in its entirety as follows:
For all purposes hereof, the Indebtedness of any Person shall (x) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Indebtedness is expressly made non-recourse to such Person and (y) exclude any obligations arising under Operating Leases. The amount of any net obligation under any Swap

Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Finance Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
1.09    Section 1.01 of the Credit Agreement is hereby further amended by amending the definition of “Lien” by replacing the text “financing lease” therein with the defined term “Finance Lease.”
1.10    Section 1.03(a) of the Credit Agreement is hereby amended by amending and restating the last sentence thereof in its entirety as follows:
Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded and (ii) for the avoidance of doubt, for all periods ending on or after January 1, 2019, all such determinations and computations shall be made giving effect to the implementation of FASB ASC 842.
1.11    Section 7.01(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(i)    to the extent constituting a Lien, the interests of landlords and lessors under Operating Leases permitted hereunder, and any precautionary Uniform Commercial Code financing statements filed in connection therewith;
1.12    Section 7.01(m) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(m)    Liens securing Indebtedness in respect of Finance Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets (including the costs of construction, improvement or rehabilitation of such fixed or capital assets); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition, or the cost of construction, improvement or rehabilitation of such fixed or capital assets, as applicable.
1.13    Section 7.03(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(c)    Attributable Indebtedness in respect of Finance Leases and Synthetic Lease Obligations, and purchase money obligations for fixed or capital assets, so long as no Default has occurred and is continuing or would result from the creation, incurrence or assumption thereof;
1.14    Section 7.09 of the Credit Agreement is hereby amended by amending and restating clause (C) thereof in its entirety as follows:
(C) clauses (i) and (iii) shall not apply to restrictions or conditions imposed on specific assets which are the subject of any leases (including Finance Leases and Operating Leases) or to customary provisions in leases (including Finance Leases and Operating Leases) and other contracts restricting the assignment of such leases and other contracts,
1.15    Exhibit D (Compliance Certificate) of the Credit Agreement is hereby amended and restated in its entirety with Exhibit D attached hereto in Annex A.
§ 2.    Conditions to Effectiveness. This Amendment shall become effective as of the date hereof upon the satisfaction of each of the following conditions, in each case in a manner satisfactory in form and substance to the Administrative Agent:
2.01    This Amendment shall have been duly executed and delivered by the Borrower, the Administrative Agent and the Required Lenders;
2.02    The Borrower shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to the date hereof; and
2.03    Delivery of such other items, documents, agreements and/or actions as the Administrative Agent may reasonably request.
§ 3.    Representations and Warranties; No Default. The Borrower represents and warrants to the Lenders and the Administrative Agent, on and as of the date hereof, that the representations and warranties set forth in Article V of the Credit Agreement, and in each other Loan Document, are true and correct in all material respects (except (i) to the extent of changes resulting from transactions contemplated or permitted by this Amendment, the Credit Agreement and the other Loan Documents, (ii) for representations and warranties which are qualified by the inclusion of a materiality standard, which representations and warranties are true and correct in all respects, (iii) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date (except to the extent such representations and warranties are qualified by the inclusion of a materiality standard, in which case they are true and correct in all respects as of such earlier date) and (iv) that the representations and warranties contained in clauses (a) and (b) of Section  5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement), provided that all references therein to the Credit Agreement shall refer to the Credit Agreement as amended hereby. In addition, the Borrower hereby represents and warrants that the execution and delivery by the Borrower of this Amendment and the performance by the Borrower of all of its agreements and obligations under the Credit Agreement as amended hereby are within the corporate or other organizational authority of the Borrower and have been duly authorized by all necessary corporate or other organizational action on the part of the Borrower. The execution and delivery of this Amendment will result in valid and legally binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity. The Borrower hereby further represents and warrants that no Default or Event of Default has occurred and is continuing.
§ 4.    Ratification, etc. Except as expressly amended or otherwise modified hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the other Loan Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Borrower agrees that this Amendment is not intended to and shall not cause a novation with respect to any or all of the Obligations. No amendment, consent or waiver herein granted or agreement herein made shall extend beyond the terms expressly set forth herein for such amendment, consent, waiver or agreement, as the case may be, nor shall anything contained herein be deemed to imply any willingness of the Administrative Agent or the Lenders to agree to, or otherwise prejudice any rights of the Administrative Agent or the Lenders with respect to, any similar amendments, consents, waivers or agreements that may be requested for any future period, and this Amendment shall not be construed as a waiver of any other provision of the Loan Documents or to permit the Borrower to take any other action which is prohibited by the terms of the Credit Agreement and the other Loan Documents. The Credit Agreement and this Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or to any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby. This Amendment shall constitute a Loan Document.
§ 5.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means shall be effective as delivery of an original executed counterpart of this Amendment.
§ 6.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWER:	EQUINIX, INC.
By:/s/ Melanie Mock Name:Melanie Mock Title:Treasurer

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Angela Larkin

Name:	Angela Larkin

Title:	Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Noreen Lee

Name:	Noreen Lee

Title:	V.P.

CITIBANK, N.A.,
as a Lender

By:	/s/ Robert F. Parr
Name:    Robert F. Parr
Title:    Managing Director

JP MORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Bruce Borden

Name:	Bruce Borden

Title:	Executive Director

MUFG Bank, LTD. (f.k.a. The Bank of Tokyo-Mitsubishi UFJ, Ltd.),
as a Lender

By:    /s/ Spencer Hughes
Name:    Spencer Hughes
Title:    Managing Director

Royal Bank of Canada,
as a Lender

By:    /s/ Alexander Oliver
Name:    Alexander Oliver
Title:    Authorized Signatory

BARCLAYS BANK PLC,
as a Lender

By:    /s/ Martin Corrigan
Name:    Martin Corrigan
Title:    Vice President

Goldman Sachs Bank USA,
as a Lender

By:/s/ Jamie Minieri
Name:    Jamie Minieri
Title:    Authorized Signatory

HSBC Bank USA, N.A.,
as a Lender

By:/s/ Rumesha Ahmed
Name:    Rumesha Ahmed
Title:    Vice President

IBJ Leasing CO., Ltd.,
as a Lender

By:/s/ Takashi Yamada
Name:    Takashi Yamada
Title:    Executive Officer & General Manager of Corporate Business Department(No 4)

ING Capital LLC,
as a Lender

By:/s/ Pim Rothweiler
Name:    Jamie Minieri
Title:    Managing Director

By:/s/ Jonathan Feld
Name:    Jonathan Feld
Title:    Vice President

THE TORONTO-DOMINION BANK, NEW YORK BRANCH,
as a Lender

By:/s/ Michael Borowiecki
Name:    Michael Borowiecki
Title:    Authorized Signatory

Wells Fargo, N.A.,
as a Lender

By:/s/ Elizabeth Gaynor
Name:    Elizabeth Gaynor
Title:    Authorized Signatory

Bank of Nova Scotia,
as a Lender

By:/s/ Jason Rinne
Name:    Jason Rinne
Title:    Director

BNP PARIBAS,
as a Lender

By:/s/Melissa Dyld
Name:    Melissa Dyld
Title:    Director
By:/s/ Richard Pace
Name:    Richard Pace
Title:    Managing Director

MIZUHO BANK, LTD.
as a Lender

By:/s/ Donna DeMagistris
Name:    Donna DeMagistris
Title:    Authorized Signatory

MORGAN STANLEY BANK, N.A.,
as a Lender

By:/s/ Andrew Mascarenhas
Name:    Andrew Mascarenhas
Title:    Authorized Signatory

PNC Bank, National Association,
as a Lender

By:/s/ Amy Tallia
Name:    Jamie Minieri
Title:    VP Corporate Banking

Sumitomo Mitsui Banking Corporation,
as a Lender

By:/s/ Katsuyuki Kubo
Name:    Katsuyuki Kubo
Title:    Managing Director

U.S. Bank National Association,
as a Lender

By:/s/Lukas Coleman
Name:    Lukas Coleman
Title:    Vice President

Annex A
Form of Compliance Certificate
[See Attached]

EXHIBIT D
form of COMPLIANCE CERTIFICATE
Financial Statement Date:________________,
To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of December 12, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Equinix, Inc., as borrower (the “Borrower” or “Equinix”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, the L/C Issuer, and Bank of America, N.A., as Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.
The undersigned hereby certifies as of the date hereof that he/she is a Responsible Officer of the Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrower, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1.    The Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
1.    The Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
2.    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by such financial statements.
3.    A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and
[select one:]
[to the best knowledge of the undersigned, during such fiscal period the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
--or--
[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
4.    [Except as specifically set forth below,][T]he representations and warranties of the Borrower and the Guarantors contained in Article V of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except (i) for representations and warranties which are qualified by the inclusion of a materiality standard, which representations and warranties are true and correct in all respects, and (ii) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

[Exceptions to the representations and warranties of the Loan Parties are as follows: [provide description of specific exceptions] ]
5.    The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Compliance Certificate.
6.    The Loan Parties are in compliance with Section 6.13 of the Agreement.
7.    The current Debt Ratings of the Borrower are as follows:
Moody’s:
S&P:
Delivery of an executed counterpart of a signature page of this Compliance Certificate by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Compliance Certificate.

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IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of
,         .
EQUINIX, INC.
By:
Name:
Title:

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 1
to the Compliance Certificate

Following are the calculations of the Borrower’s financial covenants. Unless otherwise defined, all items shall be calculated in accordance with GAAP, consistently applied from one period to the next. In the event of a conflict between the Agreement and this Schedule, the terms of the Agreement shall govern.

A.    Section 7.11(a) - CONSOLIDATED FIXED CHARGE COVERAGE RATIO

A.1.	Consolidated Net Income (previous 2 fiscal quarters ending on Statement Date)[1]	$_____________
A.2.	Equinix’s consolidated interest expense (previous 2 fiscal quarters ending on Statement Date; to the extent deducted in calculating Line A.1)	$_____________
A.3.	Equinix’s consolidated income tax expense (previous 2 fiscal quarters ending on Statement Date; to the extent deducted in calculating Line A.1)	$_____________
A.4.	Equinix’s consolidated depreciation expense (previous 2 fiscal quarters ending on Statement Date; to the extent deducted in calculating Line A.1)	$_____________

1 FOOTNOTE REGARDING CERTAIN EXPENSE ITEMS: For purposes of calculating Consolidated EBITDA, Consolidated Net Income shall be determined without deduction for any of the following items: (a) noncash expenses, charges and losses (including the write-down of any unamortized transaction costs, fees, original issue or underwriting discounts and expenses as a result of the redemption, refinancing, refunding, prepayment or exchange of, or modification to the terms of, any Indebtedness, to the extent not prohibited by the Agreement) not to exceed 10% of Consolidated EBITDA (calculated before giving effect to this clause (a)) in the aggregate for the Measurement Period, (b) one-time costs, fees, original issue or underwriting discounts, premiums, expenses, charges and losses incurred in connection with any actual or proposed (1) issuance of Indebtedness or Equity Securities, (2) redemptions, refinancings, refundings, prepayments or exchanges of, or modifications to the terms of, any Indebtedness, (3) restructurings of or modifications to any operating leases, including in connection with the purchase of leased assets, (4) Acquisitions, (5) Investments or (6) Dispositions, in each case to the extent not prohibited by the Agreement (including, for the avoidance of doubt, the issuance by Equinix of any Senior Unsecured Notes and the entry by Equinix into this Agreement and the other Loan Documents), (c) ongoing expenses relating to the maintenance of Equinix’s status as a REIT and compliance with REIT rules and regulations, (d) any net loss from disposed, abandoned or discontinued operations or product lines but only to the extent such losses do not exceed five percent (5%) of Consolidated EBITDA (calculated before giving effect to this clause (d)) in the aggregate for the Measurement Period and (e) costs and expenses of Equinix and its Subsidiaries associated with the conversion of Equinix to a REIT (including, without limitation, planning and advisory costs related to the foregoing) but only to the extent such costs and expenses do not exceed $200,000,000 in the aggregate whether incurred prior to or after the Closing Date. Attached as Schedule 1-A hereto is a detailed calculation of such Consolidated Net Income showing an accounting of the foregoing expense items (described in clauses (a) through (e), inclusive), if any, as part of such Consolidated Net Income amount.

A.5.	Equinix’s consolidated amortization expense (previous 2 fiscal quarters ending on Statement Date; to the extent deducted in calculating Line A.1)	$_____________
A.6.	Equinix’s consolidated non-cash stock based compensation expense (previous 2 fiscal quarters ending on Statement Date; to the extent deducted in calculating Line A.1)	$_____________
A.7.	Consolidated EBITDA (the sum of Lines A.1 through A.6, multiplied by 2)[2]	$_____________
A.8.	Equinix’s consolidated rent expense (previous 2 fiscal quarters ending on Statement Date; to the extent deducted in calculating Line A.1)	$_____________
A.9.	Consolidated EBITDAR (the sum of (i) the sum of Lines A.1 through A.6 plus (ii) Line A.8 multiplied by 2)	$_____________
A.10.
Equinix’s consolidated current maturity of long-term debt for next 12 months (but excluding (i) any Convertible Subordinated Notes, (ii) the current portion of the Revolving Facility, (iii) the final installment of the Term Loans, and (iv) the final installment of any Senior Unsecured Notes)
$_____________
A.11.	Equinix’s consolidated principal portion of the current maturity of Finance Lease obligations for the next 12 months	$_____________

2 FOOTNOTE REGARDING PERMITTED ACQUISITIONS: For purposes of calculating Consolidated EBITDA or Consolidated EBITDAR, as applicable, for any period in which a Permitted Acquisition has been consummated, Consolidated EBITDA or Consolidated EBITDAR, as applicable, shall be adjusted to include, without duplication, (a) the historical EBITDA or EBITDAR, as applicable, of the Person acquired in such Permitted Acquisition for the applicable Measurement Period on a pro forma basis as if such Permitted Acquisition had been consummated on the first day of the applicable Measurement Period, as the EBITDA or EBITDAR, as applicable, of such acquired Person is reflected in its historical audited financial statements for the most recently ended fiscal year, and management prepared unaudited statements for any periods following the end of such fiscal year, and (b) expected cost savings (without duplication of actual cost savings or other charges or expenses that are otherwise added back in calculating Consolidated EBITDA or Consolidated EBITDAR, as applicable) and synergies to the extent (x) such cost savings and synergies would be permitted to be reflected in pro forma financial information complying with the requirements of GAAP and Article 11 of Regulation S-X under the Securities Act of 1933, or (y) such cost savings or synergies are factually supportable and have been realized or are reasonably expected to be realized within 365 days following such Permitted Acquisition; provided that the aggregate amount of cost savings and synergies added pursuant to this clause (b) shall not exceed fifteen percent (15%) of Consolidated EBITDA or Consolidated EBITDAR, as applicable (calculated before giving effect to this clause (b)) in the aggregate for the Measurement Period. In the event that there are only unaudited financial statements or no financial statements available for such acquired Person, then the pro forma adjustments described in clause (a) above shall be made based on such unaudited financial statements or reasonable estimates as may be agreed between the Borrower and the Administrative Agent. [If applicable: Attached as Schedule 1-B hereto is additional detail regarding [the pro forma adjustments under clause (a) above] [,] [and] [the cost savings or synergies under clause (b)(x) above, together with a certificate of a Responsible Officer certifying that such cost savings and synergies meet the requirements set forth in such clause] [and] [the cost savings or synergies under clause (b)(y) above, together with a certificate of a Responsible Officer certifying that such cost savings and synergies meet the requirements set forth in such clause] to Consolidated EBITDA or Consolidated EBITDAR, as applicable, in connection with the following Permitted Acquisition: __________________________________________, which was consummated on _______________.]

A.12.	Line A.2 multiplied by 2 (consolidated interest expense, annualized)	$_____________
A.13.	Line A.8 multiplied by 2 (consolidated rent expense, annualized)	$_____________
A.14.	Consolidated Fixed Charges (sum of Lines A.10 through A.13)	$_____________
A.15.	Consolidated Fixed Charge Coverage Ratio (Line A.9 divided by Line A.14)	______: 1.00

B.     Section 7.11(b) and “Applicable Margin” - CONSOLIDATED NET LEASE ADJUSTED LEVERAGE RATIO

B.1.	Consolidated Funded Indebtedness at Statement Date[3]	$_____________
B.2.	Line A.13 (consolidated rent expense for previous 2 fiscal quarters ending on Statement Date, annualized)	$_____________
B.3.	Line B.2 multiplied by 6	$_____________
B.4.
The amount of unencumbered (other than by Liens permitted under clauses (a), (c) and (g) of Section 7.01 of the Agreement) and unrestricted cash, cash equivalents, freely tradable and liquid short term-investments, and freely tradable and liquid long-term investments of Equinix and its Subsidiaries at Statement Date
$_____________
B.5.	Consolidated Net Lease Adjusted Indebtedness at Statement Date (Line B.1 plus Line B.3, then minus Line B.4)	$_____________
B.6.	Consolidated EBITDAR (Line A.9)	$_____________
B.7.	Consolidated Net Lease Adjusted Leverage Ratio (Line B.5 divided by Line B.6)	_____ : 1.00

3 FOOTNOTE REGARDING REDEMPTION OF CERTAIN DEBT SECURITIES: “Consolidated Funded Indebtedness” shall not include, as of any date of determination, the outstanding principal amount of any debt securities issued by Equinix to the extent that (i) as of such date, Equinix shall have delivered (or the indenture trustee under the applicable indenture shall have delivered on Equinix’s behalf) to the holders of such debt securities an irrevocable notice of redemption with respect to all of such debt securities and shall have deposited funds with the indenture trustee or into an escrow account in an amount required to effect such redemption, unless any portion of such debt securities shall not in fact be redeemed within 35 days of such notice of redemption and deposit of funds or (ii) the proceeds of such debt securities are held by the trustee of the related indenture and have not been released to Equinix or are deposited into an escrow account pending the closing of an acquisition or the redemption of other debt securities solely until such proceeds are released, it being understood that any such proceeds shall not be included in the calculation of clause (iii) of the definition of Consolidated Net Lease Adjusted Indebtedness.

C.Section 7.11(c) - CONSOLIDATED LEASE ADJUSTED SECURED LEVERAGE RATIO

C.1.	Consolidated Funded Indebtedness at Statement Date that is secured by a Lien	$_____________
C.2.	Equinix’s consolidated Attributable Indebtedness in respect of Finance Leases and in respect of Synthetic Lease Obligations at Statement Date	$_____________
C.3.	Line B.3 (rent expense for the Measurement Period multiplied by 6)	$_____________
C.4.	Consolidated Lease Adjusted Secured Indebtedness at Statement Date (Sum of Lines C.1 through C.3)	$_____________
C.5.	Consolidated EBITDAR (Line A.9)	$_____________
C.6.	Consolidated Lease Adjusted Secured Leverage Ratio (Line C.4 divided by Line C.5)	_____ : 1.00

Schedule 1-A

Consolidated Net Income Detail

Schedule 1-B

Permitted Acquisition - [Pro Form Adjustments] [and] [Cost Savings and Synergies]1

1 If cost savings and synergies are included, to be accompanied by a certificate of a Responsible Officer certifying that such cost savings and synergies meet the requirements in clause (b)(x) or clause (b)(y), as applicable, in the definition of Consolidated EBITDAR or Consolidated EBITDA, as applicable.